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Exhibit 10.3

CLOSING CONTRIBUTION, CONVEYANCE
AND ASSUMPTION AGREEMENT

        This Closing Contribution, Conveyance and Assumption Agreement (this "Agreement") dated effective as of 12:01 a.m. Eastern Standard Time on November [    ], 2002 (the "Effective Time"), is entered into by and among CROSSTEX ENERGY HOLDINGS INC., a Delaware corporation ("Holdings"), CROSSTEX ENERGY, INC., a Texas corporation ("CEI"), CROSSTEX ENERGY, L.P., a Delaware limited partnership ("MLP"), CROSSTEX ENERGY GP, LLC, a Delaware limited liability company ("GP LLC"), CROSSTEX ENERGY GP, L.P., a Delaware limited partnership ("GP LP"), CROSSTEX ENERGY SERVICES, L.P., a Delaware limited partnership ("OLP") and CROSSTEX PIPELINE, INC., a Texas corporation ("CPI").

RECITALS

        WHEREAS, the following actions have previously been taken prior to the date hereof:

          1.  Holdings formed GP LLC, and contributed $1,000 in capital to it as a capital contribution in exchange for all of the membership interests in GP LLC;

          2.  GP LLC and Holdings formed GP LP, with GP LLC contributing $1 in exchange for a 0.001% general partner interest of GP LP and Holdings contributing $999 in exchange for a 99.999% limited partner interest of GP LP;

          3.  GP LP and Holdings formed MLP, with GP LLC contributing $20 in exchange for a 2.0% general partner interest in MLP and Holdings contributing $980 in exchange for a 98.0% limited partner interest of MLP;

          4.  CEI formed Crosstex Energy Services GP, LLC, a Delaware limited liability company ("OLP GP"), and contributed $1,000 in capital to it as a capital contribution in exchange for all of the membership interests in OLP GP;

          5.  OLP GP and MLP formed OLP, with OLP GP contributing $1 in exchange for a 0.001% general partner interest of OLP and MLP contributing $999 in exchange for a 99.999% limited partner interest of OLP;

          6.  Crosstex Energy Services, Ltd., a Texas corporation ("CESL") formed Crosstex Asset Management GP, LLC ("CAM GP"), and contributed $1,000 in capital to it as a capital contribution in exchange for all of the membership interests in CAM GP.

          7.  CAM GP and CESL formed Crosstex Asset Management, L.P., a Delaware limited partnership ("CAM LP"), with CAM GP contributing $100 in exchange for a 1% general partner interest of CAM LP and CESL contributing $900 in exchange for a 99% limited partner interest of CAM LP;

          8.  Crosstex Gas Services, Inc., a Delaware corporation, merged into Holdings in accordance with the Delaware General Corporation Law ("DGCL").

          9.  Holdings contributed all of its membership interest in GP LLC to CEI as a capital contribution.

        10.  CEI adopted a plan of complete liquidation.

        11.  CEI contributed its general partner interest in CESL to OLP GP as a capital contribution.

        12.  CESL converted the 1.0% interest in CESL held by CEI into a 1.0% limited partner interest in CESL.

        13.  CESL contributed certain assets to CAM LP as a capital contribution.

        14.  CESL distributed its limited partner interest in CAM LP and its membership interest in CAM GP to each of CEI and Holdings, in accordance with their percentage ownership interests in CESL.

        15.  CEI distributed its limited partner interest in CAM LP and its membership interest in CAM GP to Holdings.

        16.  Holdings contributed certain promissory notes to CAM LP as a capital contribution.

        17.  CEI contributed its 1.0% limited partner interest in CESL and all of its membership interest in OLP GP to MLP as a capital contribution.

        18.  CEI contributed a portion of its limited partner interest in MLP to GP LP as a capital contribution.

        19.  Crosstex Gulf Coast, LLC merged into OLP GP in accordance with the Texas Limited Liability Company Act ("Texas LLC Act") and the Delaware Limited Liability Company Act and CESL merged into OLP in accordance with the Texas Revised Uniform Limited Partnership Act and the Delaware Revised Uniform Limited Partnership Act.

        20.  Through a series of transactions, OLP distributed all of its shares of common stock of CPI to Holdings.

        21.  OLP has entered into a credit agreement dated November [    ], 2002 with a syndicate of financial institutions led by Union Bank of California, N.A. ("UBOC") providing for credit facilities aggregating up to $85 million ("Credit Agreement").

        WHEREAS, concurrently with the consummation of the transactions contemplated hereby and the initial public offering of the registered common units of MLP (the "Offering"), each of the following matters shall occur in the order indicated:

          1.  CEI will enter into the First Amended and Restated Limited Liability Company Agreement of GP LLC.

          2.  GP LP and GP LLC will enter into that certain First Amended and Restated Agreement of Limited Partnership of GP LP.

          3.  MLP will enter into the Amended and Restated Limited Liability Company Agreement of OLP GP.

          4.  The MLP and GP LP will enter into that certain First Amended and Restated Agreement of Limited Partnership of the MLP ("MLP Agreement").

          5.  CPI will convert to Crosstex Pipeline, LLC, a Texas limited liability company ("CPLLC") in accordance with the Texas LLC Act.

          6.  Through a series of Transactions, Holdings will contribute all of its equity interest in CPLLC to OLP in exchange for a portion of the limited partner interests of MLP.

          7.  The limited partner interests in MLP owned by Holdings will be converted into 4,667,000 subordinated units representing limited partner interests in the MLP ("Subordinated Units") and 333,000 common limited partner interests in the MLP ("Common Units").

          8.  From the proceeds of the Offering, the MLP will pay transaction expenses and contribute the balance of proceeds of the Offering to OLP as a capital contribution.

        11.  OLP will repay $[            ] of indebtedness to UBOC.

        13.  MLP will contribute the proceeds of the exercise of the Option (as defined in Section 3.5) to OLP as a capital contribution.

        16.  CEI will merge into Holdings in accordance with the DGCL and the Texas Business Corporation Act ("TBCA").

        NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the parties to this Agreement undertake and agree as follows:

ARTICLE I
Recordation of Evidence of Ownership of Assets

        In connection with the conversion under the Texas LLC Act and the merger under the DGCL and TBCA that are referred to in the recitals to this Agreement, the parties to this Agreement acknowledge that certain jurisdictions in which the assets of the applicable parties to such mergers are located may require that documents be recorded by the entities resulting from such conversion or merger in order to evidence title in such entities. All such documents shall evidence such new ownership and are not intended to modify, and shall not modify, any of the terms, covenants and conditions herein set forth.

ARTICLE II
Conversion of CPI, Contribution and Distribution of Interests,
Conversion of General and Limited Partnership Interests and Merger

        Section 2.1    Conversion of CPI to CPLLC.    CPI converts to Crosstex Pipeline, LLC, a Texas limited liability company ("CPLLC").

        Section 2.2    Contribution of CPLLC Interest.

          (a)  Holdings hereby grants, contributes, transfers, assigns and conveys to MLP, its successors and assigns, all right, title and interest of Holdings in and to a portion of its membership interest in CPLLC (the "CPLLC Majority Interest"), such portion to be specifically determined by the parties hereto, and hereby grants, contributes, transfers, assigns and conveys to CEI, its successors and assigns, all right, title and interest of Holdings in and to a portion of its membership interest in CPLLC (the "CPLLC Minority Interest"), such portion to be specifically determined by the parties hereto, and MLP hereby accepts the CPLLC Majority Interest as a contribution to the capital of MLP in exchange for a portion of the limited partner interests in MLP, such portion to be specifically determined by the parties hereto, and CEI hereby accepts the CPLLC Minority Interest as a capital contribution. The sum of the portions of the membership interests in CPLLC to be contributed to CEI and MLP shall equal 100% of such membership interest.

          (b)  CEI hereby grants, contributes, transfers, assigns and conveys to GP LLC, its successors and assigns, all right, title and interest of Holdings in and to the CPLLC Minority Interest, and GP LLC hereby accepts the CPLLC Minority Interest as a contribution of capital.

          (c)  GP LLC hereby grants, contributes, transfers, assigns and conveys to GP LP, its successors and assigns, all right, title and interest of GP LLC in and to the CPLLC Minority Interest, and GP LP hereby accepts the CPLLC Minority Interest as a contribution of capital.

          (d)  GP LP hereby grants, contributes, transfers, assigns and conveys to MLP, its successors and assigns, all right, title and interest of GP LP in and to the CPLLC Minority Interest, and MLP hereby accepts the CPLLC Minority Interest as a contribution to the capital of MLP in exchange for a portion of the limited partner interests in MLP (the "MLP Interest"), such portion to be specifically determined by the parties hereto.

          (e)  MLP hereby grants, contributes, transfers, assigns and conveys to OLP, its successors and assigns, all right, title and interest of MLP in and to the CPLLC Majority Interest and the CPLLC Minority Interest, and OLP hereby accepts the CPLLC Majority Interest and the CPLLC Minority Interest as a capital contribution.

        Section 2.3    Distribution of MLP Interest.

          (a)  GP LP hereby grants, distributes, transfers, assigns and conveys to CEI, its successors and assigns, all right, title and interest of GP LP in and to a percentage of the MLP Interest equal to CEI's percentage ownership interest in GP LP (the "MLP Majority Interest"), and hereby grants, distributes, transfers, assigns and conveys to GP LLC, its successors and assigns, all right, title and interest of MLP in and to a percentage of the MLP Units equal to GP LLC's percentage ownership interest in GP LP (the "MLP Minority Interest"), and CEI and GP LLC hereby accept the MLP Majority Interest and the MLP Minority Interest, respectively, each as a distribution.

          (b)  GP LLC hereby grants, distributes, transfers, assigns and conveys to CEI, its successors and assigns, all right, title and interest of GP LLC in and to the MLP Minority Interest, and CEI accepts the MLP Interest as a distribution.

          (c)  CEI hereby grants, distributes, transfers, assigns and conveys to Holdings, its successors and assigns, all right, title and interest of CEI in and to the MLP Majority Interest and the MLP Minority Interest, and Holdings accepts the MLP Majority Interest and the MLP Minority Interest, each as a dividend.

        Section 2.4    Conversion of Limited Partner Interests of Holdings.    In accordance with Section 5.2 of the MLP Agreement, the limited partner interests in MLP owned by Holdings will be converted into (i) 4,667,000 Subordinated Units and (ii) 333,000 Common Units.

        Section 2.5    Conversion of General Partner Interest of GP LP.    In accordance with Section 5.2 of the MLP Agreement, the general partner interest and limited partner interest in the MLP owned by GP LP will be converted into (i) the General Partner Interest (as defined in the MLP Agreement) and (ii) the Incentive Distribution Rights (as defined in the MLP Agreement). GP LP hereby acknowledges receipt of the General Partner Interest and the Incentive Distribution Rights.

        Section 2.6    Merger of CEI into Holdings.    CEI merges into Holdings by taking the steps, executing the documents and making the filings necessary to effect such merger in accordance with the DGCL and TBCA.

ARTICLE III
Public Offering and Use of Proceeds

        Section 3.1    Public Cash Distribution.    The MLP acknowledges receipt of a cash contribution of $[            ] million in cash ($[            ] million after payment of underwriting discounts and commissions) obtained from the Offering in exchange for 2,000,000 Common Units.

        Section 3.2    MLP Capital Contribution to OLP.    Upon receipt by MLP of the cash contribution set forth in Section 3.1 above, MLP will contribute to the capital of OLP cash in the amount of $[            ] million (having paid $[            ] million for fees and expenses in connection with the Offering and related transactions) and OLP hereby acknowledges receipt of such cash.

        Section 3.3    OLP Use of Proceeds.    The parties to this Agreement acknowledge that OLP will use the cash received as set forth in Section 3.2 above for the repayment of $[            ] of debt owed to UBOC.

        Section 3.4    OLP Borrowing.    OLP will borrow $[            ] million under the Credit Agreement.

        Section 3.5    Purchase of Additional Common Units.    The underwriters of the Offering were granted a 30-day option (the "Option") to purchase up to 300,000 Common Units. If the Option is exercised the parties to this Agreement acknowledge that an additional cash contribution of $[            ] will be made from the public to MLP, through the underwriters, in exchange for 300,000 Common Units.

        Section 3.6    Exercise of Over-Allotment Option.    In the event that the Option is exercised, MLP hereby contributes the proceeds of the exercise of the Option (being cash in the amount of $[            ] million) to the capital of OLP, and OLP hereby acknowledges receipt of such cash.

        Section 3.7    OLP Use of Over-Allotment Proceeds.    The parties to this Agreement acknowledge that OLP will use the cash received as set forth in Section 3.6 above for the repayment of $[            ] of debt owed to UBOC.

ARTICLE IV
Further Assurances

        From time to time after the date hereof, and without any further consideration, each of the parties to this Agreement shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement.

ARTICLE V
Miscellaneous

        Section 5.1    Order of Completion of Transactions.    The transactions provided for in Article II of this Agreement shall be completed on the date of this Agreement, immediately prior to the consummation of the Offering, in the order set forth in that article. The transactions provided for in Article III of this Agreement shall be completed concurrently with the consummation of the Offering in the order set forth in that Article.

        Section 5.2    Headings; References; Interpretation.    All article and section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including without limitation, all exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to articles, sections, and exhibits shall, unless the context requires a different construction, be deemed to be references to the articles, sections and exhibits of this Agreement, respectively, and all such exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word "including" following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

        Section 5.3    Successors and Assigns.    The Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

        Section 5.4    No Third Party Rights.    The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

        Section 5.5    Counterparts.    This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

        Section 5.6    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of some other jurisdiction, shall apply.

        Section 5.7    Severability.    If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the parties as expressed in this Agreement at the time of execution of this Agreement.

        Section 5.8    Amendment or Modification.    This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto.

        Section 5.9    Integration.    This Agreement supersedes all previous understandings or agreements between the parties, whether oral or written, with respect to its subject matter. This document is an integrated agreement which contains the entire understanding of the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

        Section 5.10    Representations and Warranties.    Each party hereto represents and warrants to each of the other parties hereto as follows:

          (a)  Such party has the right, power and authority for, and has taken all necessary corporate and other action to authorize, the execution, delivery and performance of the transactions contemplated by this Agreement;

          (b)  This Agreement has been duty executed and delivered by the duly authorized officers of such party and constitutes the legal, valid and binding obligation of such party, enforceable in accordance with its terms; and

          (c)  Any property or right being transferred and assigned by such party hereunder to another party is owned by such transferor/assignor, free and clear or all liens, claims and encumbrances and upon such transfer the transferee/assignee will succeed to all right, title and ownership in such property or right.

        THE PARTIES ACKNOWLEDGE AND AGREE THAT, EXCEPT FOR THE FOREGOING REPRESENTATIONS AND WARRANTIES, ALL PROPERTY AND RIGHTS TRANSFERRED AND ASSIGNED PURSUANT TO THIS AGREEMENT ARE BEING TRANSFERRED AND ASSIGNED ON AN AS-IS, WHERE-IS BASIS AND NO OTHER REPRESENTATIONS AND WARRANTIES ARE MADE WITH RESPECT TO SUCH PROPERTY OR RIGHTS.

        Section 5.11    Costs.    Each transferee/assignee hereunder shall pay all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith.

        Section 5.12    Deed; Bill of Sale; Assignment.    To the extent required by applicable law, this Agreement shall also constitute a "deed," "bill of sale" or "assignment" of assets.

[The Remainder Of This Page is Intentionally Left Blank]

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

HOLDINGS:	CROSSTEX ENERGY HOLDINGS INC., a Delaware corporation
By:
Name:
Title:
CEI:	CROSSTEX ENERGY, INC., a Texas corporation
By:
Name:
Title:
MLP:	CROSSTEX ENERGY, L.P., a Delaware limited partnership
	By:	Crosstex Energy GP, L.P., a Delaware limited partnership, its general partner
	By:	Crosstex Energy GP, LLC, a Delaware limited liability company, its general partner
By:
Name:
Title:
GP LLC:	CROSSTEX ENERGY GP, LLC, a Delaware limited liability company
By:
Name:
Title:
GP LP:	CROSSTEX ENERGY GP, L.P., a Delaware limited partnership
	By:	Crosstex Energy GP, LLC, a Delaware limited liability company, its general partner
By:
Name:
Title:
OLP:	CROSSTEX ENERGY SERVICES, LTD., a Delaware limited partnership
	By:	Crosstex Energy, Inc., a Texas corporation, its general partner
By:
Name:
Title:

CPI:	CROSSTEX PIPELINE, INC., a Texas corporation
By:
Name:
Title:

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  Exhibit 10.3